         Exhibit 99.2








                            STOCK PURCHASE AGREEMENT



                                     BETWEEN



                                PATRICK PATTERSON


                                       AND


                        PENN TREATY AMERICAN CORPORATION














                         Dated as of November 25th, 1998
                                              ----

                                                 TABLE OF CONTENTS

1.       Definitions..............................................................................................1

2.       Purchase and Sale of Seller's Company Shares.............................................................5
                  a.       Basic Transaction......................................................................5
                  b.       Purchase Price.........................................................................5
                  e.       Deliveries at the Closing..............................................................6

3.       Representations and Warranties Concerning the Transaction................................................6
                  a.       Representations and Warranties of the Seller...........................................6
                  b.       Representations and Warranties of the Buyer............................................7

4.       Representations and Warranties Concerning the Company and Its Subsidiaries...............................8
                  a.       Organization, Qualification, and Corporate Power.......................................8
                  b.       Capitalization.........................................................................9
                  c.       Noncontravention.......................................................................9
                  d.       Brokers' Fees..........................................................................9
                  e.       Title to Assets........................................................................9
                  f.       Subsidiaries...........................................................................9
                  g.       Financial Statements..................................................................10
                  h.       Events Subsequent to Most Recent Fiscal Year End......................................10
                  i.       Undisclosed Liabilities...............................................................10
                  j.       Legal Compliance......................................................................10
                  k.       Tax Matters...........................................................................11
                  l.       Real Property.........................................................................12
                  m.       Intellectual Property.................................................................13
                  n.       Tangible Assets.......................................................................16
                  o.       Contracts.............................................................................16
                  p.       Notes and Accounts Receivable.........................................................17
                  q.       Powers of Attorney....................................................................17
                  r.       Insurance.............................................................................17
                  s.       Litigation............................................................................18
                  t.       Employees.............................................................................18
                  u.       Employee Benefits.....................................................................19
                  v.       Guaranties............................................................................21
                  w.       Environment, Health, and Safety.......................................................21
                  x.       Certain Business Relationships With the Company and Its Subsidiaries..................22
                  y.       Disclosure............................................................................22

5.       Pre-Closing Covenants...................................................................................22
                  a.       General...............................................................................22
                  b.       Notices and Consents..................................................................22
                  c.       Operation of Business.................................................................22
                  d.       Preservation of Business..............................................................23
                  e.       Full Access...........................................................................23

                  f.       Notice of Developments................................................................23
                  g.       Exclusivity...........................................................................23

6.       Post-Closing Covenants..................................................................................23
                  a.       General...............................................................................23
                  b.       Litigation Support....................................................................24
                  c.       Transition............................................................................24
                  d.       Confidentiality.......................................................................24

7.       Conditions to Obligation to Close.......................................................................25
                  a.       Conditions to Obligation of the Buyer.................................................25
                  b.       Conditions to Obligation of the Seller................................................27

8.       Remedies for Breaches of This Agreement.................................................................28
                  a.       Survival of Representations and Warranties............................................28
                  b.       Indemnification Provisions for Benefit of the Buyer...................................28
                  c.       Indemnification Provisions for Benefit of the Seller..................................29
                  d.       Matters Involving Third Parties.......................................................29
                  e.       Determination of Adverse Consequences.................................................30
                  g.       Other Indemnification Provisions......................................................31

9.       Termination.............................................................................................31
                  a.       Termination of Agreement..............................................................31
                  b.       Effect of Termination.................................................................32

10.      Miscellaneous...........................................................................................32
                  a.       Press Releases and Public Announcements...............................................32
                  b.       No Third Party Beneficiaries..........................................................32
                  c.       Entire Agreement......................................................................32
                  d.       Succession and Assignment.............................................................32
                  e.       Counterparts..........................................................................32
                  f.       Headings..............................................................................32
                  g.       Notices...............................................................................33
                  h.       Governing Law.........................................................................33
                  i.       Amendments and Waivers................................................................33
                  j.       Severability..........................................................................34
                  k.       Expenses..............................................................................34
                  l.       Construction..........................................................................34
                  m.       Incorporation of Exhibits, Annexes, and Schedules.....................................34
                  n.       Specific Performance..................................................................34
                  o.       Submission to Jurisdiction............................................................34


EXHIBITS


Exhibit A - Form of Buyer Note

Exhibit B - Most Recent Financial Statements

Exhibit C - Form of Opinion of Counsel to the Seller

Exhibit D - Form of Employment Agreement

Exhibit E - Form of Opinion of Counsel to the Buyer

Exhibit F - Form of Pledge Agreement


ANNEXES

Annex I - Exceptions to the Seller's Representations and Warranties Concerning the Transaction

Annex II - Exceptions to the Buyer's Representations and Warranties Concerning
           the Transaction



Disclosure Schedule - Exceptions to Representations and Warranties Concerning
                      the Company and Its Subsidiaries

                            STOCK PURCHASE AGREEMENT

                  Agreement entered into as of November 25th, 1998, by and
                                                        ----
between PENN TREATY AMERICAN CORPORATION, a Pennsylvania corporation (the "Buyer"), and PATRICK PATTERSON, an individual (the "Seller"). The Buyer and the Seller are referred to together herein as the "Parties."

                  The Seller owns fifty percent (50%) of the shares of outstanding capital stock of the Company.

                  This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of United Insurance Group Agency, Inc., a Michigan corporation (the "Company") owned by the Seller in return for cash and the Buyer Note.

                  Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       Definitions.

                  "Accredited Investor" has the meaning set forth in Regulation D under the Securities Act.

                  "Adjusted Balance Sheet" has the meaning set forth in Section 2(c) below.

                  "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

                  "Affiliated Group" means any affiliated group within the meaning of Code Section 1504 or any similar group defined under a similar provision of state, local, or foreign law.

                  "Applicable Rate" means the corporate base rate of interest publicly announced from time to time by First Union National Bank.

                  "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

                  "Buyer" has the meaning set forth in the preface above.

                  "Buyer Note" has the meaning set forth in Section 2(b) below.

                  "Closing" has the meaning set forth in Section 2(d) below.

                 "Closing Date" has the meaning set forth in Section 2(d) below.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" has the meaning set forth in the preface above.

                  "Company Share" means any share of the Common Stock, par value $1.00 per share, of the Company.
-----
                  "Confidential Information" means any information concerning the businesses and affairs of the Company and its Subsidiaries that is not already generally available to the public.

                  "Controlled Group of Corporations" has the meaning set forth in Code Section 1563.

                  "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. Section 1.1502-13.

                  "Disclosure Schedule" has the meaning set forth in Section 4 below.

                  "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

                  "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

                  "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

                  "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Extremely Hazardous Substance" has the meaning set forth in
Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

                  "Fiduciary" has the meaning set forth in ERISA Section 3(21).

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "Indemnified Party" has the meaning set forth in Section 8(d) below.

                  "Indemnifying Party" has the meaning set forth in Section 8(d) below.

                  "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

                  "Knowledge" means actual knowledge after reasonable investigation.

                  "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                  "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

                  "Most Recent Financial Statements" has the meaning set forth in Section 4(g) below.

                  "Most Recent Fiscal Year End" has the meaning set forth in
Section 4(g) below.

                  "Multiemployer Plan" has the meaning set forth in ERISA
Section 3(37).

                  "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "Party" has the meaning set forth in the preface above.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                  "Pledge Agreement" means the Pledge and Security Agreement in the form of Exhibit F hereto pursuant to which the Buyer will pledge the Company Shares to the Seller as security for the Buyer's payment obligations with respect to the Buyer Note.

                  "Prohibited Transaction" has the meaning set forth in ERISA
Section 406 and Code Section 4975.

                  "Purchase Price" has the meaning set forth in Section 2(b) below.

                  "Reportable Event" has the meaning set forth in ERISA Section 4043.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's,
                                                 ----------
materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "Seller" has the meaning set forth in the preface above.

                  "Seller Obligations" has the meaning set forth in Section 6(e) below.

                  "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  "Target Capital and Surplus" has the meaning set forth in
Section 2(c) below.

                  "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Thaens Purchase Agreement" has the meaning set forth in
Section 7(a) below.

                  "Third Party Claim" has the meaning set forth in Section 8(d) below.

2.       Purchase and Sale of Seller's Company Shares.

         a. Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of his Company Shares for the consideration specified below in this
                  Section 2.

         b. Purchase Price. Subject to the terms and conditions of this Agreement (including but not limited to Section 2(c) below), and as consideration for the sale of the Seller's Company Shares to the buyer, the Buyer agrees to pay to the Seller at the Closing $9,250,000 (the "Purchase Price") by delivery of
                  (i) its promissory note (the "Buyer Note") in the form of Exhibit A attached hereto in a principal amount equal to $8,222,222 and (ii) cash for the balance of the Purchase Price payable by wire transfer or delivery of other immediately available funds.

         c. Adjustments to the Purchase Price. Prior to the Closing, the Seller shall cause the Company to prepare, or cause Follmer, Rudzewicz and Company of South Lyon, Michigan, to prepare (in either case with the assistance and participation of Buyer), in substantial accordance with GAAP, a condensed balance sheet of the Company as of the close of business on November 27, 1998, which balance sheet shall consist of the Company's fiscal-year end balance sheet as of September 30, 1998, as reviewed by Follmer, Rudzewicz and Company, with such material adjustments thereto as shall be mutually agreed by the Buyer and the Seller (the "Adjusted Balance Sheet"). The Parties agree that an adjustment to the Purchase Price will be made if the capital and surplus of the Company reflected on the Adjusted Balance Sheet is greater or less than Five Hundred Thousand Dollars ($500,000) (the "Target Capital and Surplus"). If the Target Capital and Surplus exceeds the capital and surplus of the Company reflected on the Adjusted Balance Sheet, the Purchase Price shall be decreased on a dollar for dollar basis by one-half of the amount of the excess. Similarly, if the capital and surplus of the Company reflected on the Adjusted Balance Sheet exceeds the Target Capital and Surplus, the Purchase Price shall be increased on a dollar for dollar basis by the one-half of amount of the excess.

         d. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Buyer in Allentown, Pennsylvania commencing at 9:00 a.m. local time on the business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Seller may mutually determine (the "Closing Date"); provided, however, that the Closing shall be deemed to have
                  --------  -------
                  occurred at 12:01 a.m. on January 1, 1999.

         e. Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 7(b) below,
                  (iii) the Seller will deliver to the Buyer stock certificates representing all of his Company Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Seller the consideration specified in Section 2(b) above.

3.       Representations and Warranties Concerning the Transaction.

         a. Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to himself, except as set forth in Annex I attached hereto.

                  i. Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  ii. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or
                           (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he is bound or to which any of his assets is subject.

                  iii. Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  iv. Investment. The Seller (A) understands that the Buyer Note has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyer Note solely for his own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Note, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Note, and (F) is an Accredited Investor for the reasons set forth on Annex I.

                  v. Company Shares. The Seller holds of record and owns beneficially the number of Company Shares set forth next to his name in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

         b. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth in Annex II attached hereto.

                  i. Organization of the Buyer. The Buyer is a corporation duly incorporated and validly subsisting under the laws of the Commonwealth of Pennsylvania.

                  ii. Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  iii. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                  iv. Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                  v. Investment. The Buyer is not acquiring the Seller's Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

4. Representations and Warranties Concerning the Company and Its Subsidiaries. The Seller represents and warrants to the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Seller will indicate any item required on the Disclosure Schedule (except with respect to Section 4(a)) which the Seller warrants to be immaterial in its financial impact, by "N/M." In no event will the Seller withhold any requested document, regardless of materiality, if specifically requested by the Buyer as part of its due diligence process. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

         a. Organization, Qualification, and Corporate Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Company and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of each of the Company and its Subsidiaries. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of each of the Company and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Company and its Subsidiaries are correct and complete. None of the Company or its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

         b. Capitalization. The entire authorized capital stock of the Company consists of 50,000 Company Shares, of which 2,000
                                      ------                          -----
                  Company Shares are issued and outstanding and no Company Shares are held in treasury. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Persons set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

         c. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Company or its Subsidiaries is subject or any provision of the charter or bylaws of any of the Company or its Subsidiaries or
                  (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Company or its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of the Company or its Subsidiaries is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         d. Brokers' Fees. None of the Company or its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         e. Title to Assets. The Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         f. Subsidiaries. Section 4(f) of the Disclosure Schedule sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock,
                  (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. The Company holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company or its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. None of the Company or its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company.

         g. Financial Statements. Attached hereto as Exhibit B are the following financial statements (the "Most Recent Financial Statements"): reviewed consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, cash flow, and accompanying notes thereto as of and for the fiscal year ended September 30, 1998 (the "Most Recent Fiscal Year End") for the Company and its Subsidiaries.

         h. Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any undisclosed material adverse change (deemed to be in excess of $100,000) in the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries. There has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Company or its Subsidiaries.

         i. Undisclosed Liabilities. None of the Company or its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law.

         j. Legal Compliance. Each of the Company, its Subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         k.       Tax Matters.

                  i. Each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Company or its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Company or its Subsidiaries does not file Tax

                           Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  ii. Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  iii. Neither the Seller nor any director or officer (or employee responsible for Tax matters) of any of the Company or its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the Company and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which the Seller or any of the directors or officers (or employees responsible for Tax matters) of the Company and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority.
                           Section 4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended on or after September 30, 1997, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered or made available to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since September 30, 1995.

                  iv. None of the Company or its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  v. None of the Company or its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company or its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Company or its Subsidiaries has been a United States real property holding corporation within the meaning of Code
                           Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. None of the Company or its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company or its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. Section 1.1502-

                           6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  vi. Section 4(k) of the Disclosure Schedule sets forth the following information with respect to each of the Company and its Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company or Subsidiary in its assets; (B) the basis of the stockholder(s) of the Subsidiary in its stock; (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or Subsidiary; and (D) the amount of any deferred gain or loss allocable to the Company or Subsidiary arising out of any Deferred Intercompany Transaction.

                  vii.     The unpaid Taxes of the Company and its Subsidiaries
                           (A) did not, as of the Most Recent Fiscal year End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

         l.       Real Property.

                  i. Neither the Company nor any of its Subsidiaries owns any real property.

                  ii. Section 4(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to any of the Company and its Subsidiaries. The Seller has delivered or made available to the Buyer correct and complete copies of the leases and subleases listed in Section 4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(l)(ii) of the Disclosure Schedule:

                           (1) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                           (2) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (3) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (4) no party to the lease or sublease has repudiated any provision thereof;

                           (5) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                           (6)      with respect to each sublease, the
                                    representations and warranties set forth in subsections (1) through (5) above are true and correct with respect to the underlying lease;

                           (7) none of the Company or its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           (8)      all facilities leased or subleased
                                    thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                           (9)      all facilities leased or subleased
                                    thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                           (10)     the owner of the facility leased or
                                    subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

         m.       Intellectual Property.

                  i. The Company and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of the Company and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Company or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Each of the Company and its Subsidiaries has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                  ii. None of the Company and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Seller nor any of the directors and officers (or employees with responsibility for Intellectual Property matters) of the Company or its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Company or its

                           Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Company and its Subsidiaries.

                  iii. Section 4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to any of the Company and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Company and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the Company and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered or made available to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.
                           Section 4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the Company and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(m)(iii) of the Disclosure
                           Schedule:

                           (1) the Company and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           (2) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (3) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (4) none of the Company or its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  iv. Section 4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any of the Company or its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. The Seller has delivered or made available to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(m)(iv) of the Disclosure Schedule:

                           (1) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (2) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (3) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (4) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                           (5) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                           (6) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (7) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (8) none of the Company or its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                  v. To the Knowledge of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, none of the Company or its Subsidiaries will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

         n. Tangible Assets. The Company and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

         o. Contracts. Section 4(0) of the Disclosure Schedule lists the following contracts and other agreements to which any of the Company and its Subsidiaries is a party:

                  i. any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

                  ii. any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to any of the Company and its Subsidiaries, or involve consideration in excess of $50,000;

                  iii. any agreement concerning a partnership or joint venture;

                  iv. any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  v. any agreement concerning confidentiality or noncompetition;

                  vi. any agreement with the Seller or any of his Affiliates (other than the Company and its Subsidiaries);

                  vii. any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  viii.    any collective bargaining agreement;

                  ix. any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

                  x. any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  xi. any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the Company or its Subsidiaries;

                  xii. any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000; and

                  xiii. any agreement or arrangement pursuant to which the Company or any of its Subsidiaries acts as agent, general agent, master general agent, marketing agent or in a similar capacity for any insurance company.

The Seller has delivered or made available to the Buyer a correct and complete copy of each written agreement listed in Section 4(o) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(o) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         p. Notes and Accounts Receivable. All notes and accounts receivable of the Company and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

         q. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Company and its Subsidiaries.

         r. Insurance. Section 4(r) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) under which any of the Company or its Subsidiaries has been a named insured or otherwise the beneficiary of coverage at any time within the past five years:

                  i.       the name, address, and telephone number of the agent;

                  ii. the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  iii.     the policy number and the period of coverage;

                  iv. the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  v. a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither any of the Company or its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of the Company and its Subsidiaries has been covered during the past five years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(r) of the Disclosure Schedule describes any self-insurance arrangements affecting any of the Company and its Subsidiaries.

         s. Litigation. Section 4(s) of the Disclosure Schedule sets forth each instance in which any of the Company or its Subsidiaries
                  (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investi gations set forth in Section 4(s) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries. Neither the Seller nor any of the directors or officers (or employees with responsibility for litigation matters) of the Company or its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Company or its Subsidiaries.

         t. Employees. To the Knowledge of the Seller and the directors and officers (and employees with responsibility for employment matters) of the Company and its Subsidiaries, no executive, key employee, or group of employees has any plans to terminate employment with any of the Company and its Subsidiaries, other than the Seller in connection with this Agreement. None of the Company or its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Company or its Subsidiaries has committed any unfair labor practice. Neither the Seller nor any of the directors or officers (or employees with responsibility for employment matters) of the Company or its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company or its Subsidiaries.

         u.       Employee Benefits.

                  i. Section 4(u) of the Disclosure Schedule lists each Employee Benefit Plan that any of the Company or its Subsidiaries maintains or to which any of the Company or its Subsidiaries contributes.

                           (1) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (2) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of
                                    Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (3) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (4) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                           (5) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                           (6) The Seller has delivered or made available to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  ii. With respect to each Employee Benefit Plan that any of the Company, its Subsidiaries, and the Controlled Group of Corporations which includes the Company and its Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                           (1) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                           (2) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. Neither the Seller nor any of the directors or officers (or employees with responsibility for employee benefits matters) of the Company or its Subsidiaries has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                           (3) None of the Company or its Subsidiaries has incurred, and neither the Seller nor any of the directors or officers (or employees with responsibility for employee benefits matters) of the Company and its Subsidiaries has any reason to expect that any of the Company or its Subsidiaries will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  iii. None of the Company, its Subsidiaries, or the other members of the Controlled Group of Corporations that includes the Company and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  iv. None of the Company or its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code
                           Section 4980B).

         v. Guaranties. None of the Company or its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         w.       Environment, Health, and Safety.

                  i. Each of the Company, its Subsidiaries, and their respective predecessors and Affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of the Company, its Subsidiaries, and their respective predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                  ii. None of the Company or its Subsidiaries has any Liability (and none of the Company, its Subsidiaries, and their respective predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of the Company and its Subsidiaries giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                  iii. All properties and equipment used in the business of the Company, its Subsidiaries, and their respective predecessors and Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloro ethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

         x. Certain Business Relationships With the Company and Its Subsidiaries. Except as set forth on Section 4(x) of the Disclosure Schedule, (i) neither the Seller nor any of his Affiliates has been involved in any business arrangement or relationship with any of the Company or its Subsidiaries within the past 12 months, and (ii) neither the Seller nor any of his Affiliates owns any asset, tangible or intangible, which is used in the business of any of the Company and its Subsidiaries.

         y. Disclosure. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this
                  Section 4 not misleading.

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         a. General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

         b. Notices and Consents. The Seller will, and will cause the Company and its Subsidiaries to, give any notices to third parties, and the Seller will, and will cause the Company and its Subsidiaries to, use its reasonable best efforts to obtain any third party consents, that the Buyer may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and the Seller will cause the Company and its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above. Without limiting the generality of the foregoing, each of the Parties will file (and the Seller will cause the Company and its Subsidiaries to file) any Notification and Report Forms and related material that he or it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use his or its reasonable best efforts to obtain (and the Seller will cause the Company and its Subsidiaries to use their reasonable best efforts to obtain) an early termination of the applicable waiting period, and will make (and the Seller will cause the Company and its Subsidiaries to make) any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

         c. Operation of Business. The Seller will not cause or permit the Company or any of its Subsidiaries to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not cause or permit the Company or any of its Subsidiaries to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above.

         d. Preservation of Business. The Seller will cause the Company and its Subsidiaries to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         e. Full Access. The Seller will cause the Company and its Subsidiaries to permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Company and its Subsidiaries.

         f. Notice of Developments. The Seller will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of his or its own representations and warranties in Section 3 above. No disclosure by either Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement Annex I, Annex II, or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         g. Exclusivity. The Seller will not, and will not cause or permit the Company or its Subsidiaries to (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Company or its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will not vote his Company Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         a. General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company and its Subsidiaries.

         b. Litigation Support. In the event and for so long as either Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Company and its Subsidiaries, the other Party will cooperate with him or it and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below). Notwithstanding the foregoing, in connection with the litigation between the Company and [Trigon] which is pending as of the date of this Agreement, any amounts to which the Company becomes entitled after the Closing Date as a result of the settlement or successful conclusion of such litigation shall be payable one-half to the Seller and one-half to Gregory Thaens; provided however, that there shall be deducted
                                  -------- -------
                  from any such payments to the Seller and Mr. Thaens the amount of all expenses incurred by or billed to the Company after the Closing Date in connection with such litigation, and provided
                                                                       --------
                  further, that the Seller agrees to use his reasonable best
                  -------
                  efforts to resolve such litigation expeditiously.

         c. Transition. The Seller will not take, and will not cause or permit the Company or its Subsidiaries to take, any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Company or its Subsidiaries from maintaining the same business relationships with the Company and its Subsidiaries after the Closing as it maintained with the Company and its Subsidiaries prior to the Closing. The Seller will refer all customer inquiries relating to the businesses of the Company and its Subsidiaries to the Buyer from and after the Closing.

         d. Confidentiality. The Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his possession. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; provided, however, that the
                                               --------  -------
                  Seller shall use his or its reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

         e. Seller's Obligations to the Company. Any obligations owed by the Seller to the Company or any of its Subsidiaries on the Closing Date, as reflected on the Adjusted Balance Sheet (collectively, "Seller Obligations"), shall be repaid or otherwise satisfied in accordance with their respective terms. If at the time the final installment payment under the Buyer
                  Note is due, any default by the Seller with respect to any Seller Obligation has occurred and is continuing or any amounts remain outstanding with respect to any Seller Obligation, the Buyer shall be entitled to deduct from the amount of the final payment under the Buyer Note the aggregate amount of all Seller Obligations then outstanding.

         f. Buyer Note. The Buyer Note will be imprinted with a legend substantially in the following form:

                  THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN RECOUPMENT PROVISIONS SET FORTH IN A STOCK PURCHASE AGREEMENT DATED AS OF NOVEMBER 25, 1998 (THE 'PURCHASE
                                                 --
                  AGREEMENT') BETWEEN THE ISSUER OF THIS NOTE AND THE PERSON TO WHOM THIS NOTE ORIGINALLY WAS ISSUED. THIS NOTE WAS ORIGINALLY ISSUED ON JANUARY 1, 1999, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THIS
                  NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT. THE ISSUER OF THIS NOTE WILL FURNISH A COPY OF THESE PROVISIONS TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST.

If the Seller desires to transfer the Buyer Note, he must first furnish the Buyer with (i) a written opinion reasonably satisfactory to the Buyer in form and substance from counsel reasonably satisfactory to the Buyer by reason of experience to the effect that the Seller may transfer the Buyer Note as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to the Buyer in form and substance agreeing to be bound by the recoupment provisions and the restrictions on transfer contained herein.

7.       Conditions to Obligation to Close.

         a. Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  i.       the representations and warranties set forth in
                           Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  ii. the Seller shall have performed and complied with all of his covenants hereunder in all material respects through the Closing;

                  iii. the Seller shall have procured all of the third party consents specified in Section 5(b) above;

                  iv. no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Seller's Company Shares and to control the Company and its Subsidiaries, or
                           (D) affect adversely the right of any of the Company or its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  v. no material adverse change shall have occurred in the condition, financial or otherwise, of the Company or its Subsidiaries since the dated of the Most Recent Financial Statements;

                  vi. the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(v) is satisfied in all respects;

                  vii. all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties, the Company and its Subsidiaries shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in
                           Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above;

                  viii. the Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in Exhibit C attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                  ix. the Buyer and the Seller shall have entered into an Employment Agreement in the form of Exhibit D hereto;

                  x. the closing under the Stock Purchase Agreement of even date herewith between the Buyer and Gregory Thaens (the "Thaens Purchase Agreement") shall have occurred or shall occur simultaneously with the Closing hereunder; and

                  xi. all actions to be taken by the Seller and the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

         b. Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

                  i.       the representations and warranties set forth in
                           Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                  ii. the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  iii. no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  iv. the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

                  v. all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties, the Company and its Subsidiaries shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in
                           Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above;

                  vi. the Buyer and the Seller shall have entered into the Pledge Agreement, and the Company Shares shall have been deposited in accordance therewith;

                  vii. the Seller shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to the Seller and dated as of the Closing Date; and

                  viii. all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 7(b) if he executes a writing so stating at or prior to the Closing.

8.       Remedies for Breaches of This Agreement.

         a.       Survival of Representations and Warranties.

                  All of the representations and warranties of the Seller contained in Section 4(a)-(j) and Section 4(l)-(y) above shall survive the Closing hereunder (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of three years thereafter. All of the other representations and warranties of the Parties contained in this Agreement (including the representations and warranties of the Seller contained in Section 4(k) above) shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

         b.       Indemnification Provisions for Benefit of the Buyer.

                  i. In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of his representations, warranties, and covenants contained herein (other than the covenants in Section 2(a) above and the representations and warranties in Section 3(a) above), and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 10(g) below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  ii. In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean that the Seller has breached) any of his covenants in
                           Section 2(a) above or any of his representations and warranties in Section 3(a) above, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to
                           Section 10(g) below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  iii. The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of any of the Company and its Subsidiaries for the unpaid Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg.
                           Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  iv. The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by the operation or business of the Company and its Subsidiaries on or prior to the Closing Date.

         c.       Indemnification Provisions for Benefit of the Seller.

                  i. In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to
                           Section 8(a) above, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to Section 10(g) below within such survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  ii. The Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by the operation or business of the Company and its Subsidiaries after to the Closing Date, except to the extent such Adverse Consequences involve, or are alleged to involve, fraud or willful misconduct on the part of the Seller.

         d.       Matters Involving Third Parties.

                  i. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided,
                                                                  --------
                           however, that no delay on the part of the Indemnified
                           -------
                           Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  ii. Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the

                           Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  iii. So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with
                           Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  iv. In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however,
                           (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

         e. Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

         f. Recoupment Under Buyer Note. The Buyer shall have the option of recouping all or any part of any Adverse Consequences it may suffer (in lieu of seeking any indemnification to which it is entitled under this Section 8) by notifying the Seller that the Buyer is reducing the principal amount outstanding under his Buyer Note. This shall affect the timing and amount of payments required under the Buyer Note in the same manner as if the Buyer had made a permitted prepayment (without premium or penalty) thereunder.

         g. Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. The Seller hereby agrees that he will not make any claim for indemnification against any of the Company and its Subsidiaries by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against the Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

9.       Termination.

         a. Termination of Agreement. The Parties may terminate this Agreement as provided below:

                  i. the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  ii. the Buyer may terminate this Agreement by giving written notice to the Seller on or before the 30th day following the date of this Agreement if the Buyer is not satisfied with the results of its continuing business, legal, and accounting due diligence regarding the Company and its Subsidiaries;

                  iii. the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred as of January 1, 1999, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  iv. the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred as of January 1, 1999, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from the Seller himself breaching any representation, warranty, or covenant contained in this Agreement).

         b. Effect of Termination. If either Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of a Party to the other Party (except for any Liability of a Party then in breach).

10.      Miscellaneous.

         a. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that a Party may make any public disclosure
                  --------  -------
                  it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

         b. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         c. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof. Notwithstanding the foregoing, this Agreement does not supersede the provisions of Section 6 of that certain Letter of Intent dated October 15, 1998 between the Parties.

         d. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer
                                               --------  -------
                  may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         e. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         f. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         g. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

        If to the Seller:                 Copy to:
        -----------------                 --------

        Patrick Patterson                 Robert Pavlock, Esquire
        125 N. Lafayette                  Pavlock and Pavlock
        South Lyon, MI 48178              1540 American Center
        c/o United Insurance Group        27777 Franklin Road
                                          Southfield, MI 48034

        If to the Buyer:                  Copy to:
        ----------------                  --------
        Penn Treaty American Corporation  Ballard Spahr Andrews & Ingersoll, LLP
        3440 Lehigh Street                1735 Market Street, 51st Floor
        Allentown, PA 18103               Philadelphia, PA 19103
        Attention: Cameron Waite          Attention: Justin P. Klein, Esquire


A Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. A Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         h. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE COMMONWEALTH OF PENNSYLVANIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF PENNSYLVANIA.

         i. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by a Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         j. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         k. Expenses. Each of the Parties, the Company and its Subsidiaries will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that none of the Company or its Subsidiaries has borne or will bear any of the Seller's costs and expenses

                  (including any of his legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         l. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring a Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If a Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         m. Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         n. Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(p) below), in addition to any other remedy to which he or it may be entitled, at law or in equity.

         o. Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Allentown, Pennsylvania in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of the other Party with respect thereto. A Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(h) above. Nothing in this Section 10(p), however, shall affect the right of a Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.




                        PENN TREATY AMERICAN CORPORATION

Attest:

/s/ Michael F. Grill                    By: /s/ Cameron B. Waite
--------------------                        ---------------------
Title: Treasurer
                                        Title: Chief Financial Officer
                                               -----------------------

Witness:

/s/ Craig E. Buckley                        /s/ Patrick Patterson
--------------------                        ---------------------
Name:                                       Patrick Patterson